Exhibit 99

PRESS RELEASE

June 18, 2003

CONTACT:	ECB Bancorp, Inc. Gary M. Adams, Chief Financial Officer (252) 925-5525 (252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB BANCORP, INC. REPORTS DECLARATION OF

QUARTERLY CASH DIVIDEND

ENGELHARD, NORTH CAROLINA-ECB Bancorp, Inc. (“ECB”), the parent holding company of The East Carolina Bank, announces that on June 18, 2003, ECB’s Board of Directors declared a quarterly cash dividend of $.125 per share, payable July 14, 2003 to shareholders of record on June 30, 2003.

On an annualized basis the Company’s 2003 dividend of $.50 per share represents a 25% increase over the annual dividend in 2002 of $.40 per share.

Headquartered in Engelhard, NC, The East Carolina Bank is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 20 offices in eastern North Carolina, including new Loan Production Offices in Morehead City and Wilmington, mortgages, insurance services through the Bank’s licensed agents and investment and brokerage services offered through a third-party broker-dealer. ECB’s common stock is listed on The Nasdaq SmallCap Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.ecbbancorp.com.